Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

May 21, 2020

Clovis Oncology, Inc.

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

Re: Registration Statements on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Clovis Oncology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the Company’s offer and sale of 11,090,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and up to an additional 1,663,500 shares of Common Stock in connection with the underwriters’ option to purchase such additional shares (collectively, the “Shares”) pursuant to that certain underwriting agreement, dated May 18, 2020, by and among the Company, J. P. Morgan Securities LLC and BofA Securities, Inc. (the “Underwriting Agreement”), The Shares are being offered pursuant to the Company’s Registration Statement on Form S-3 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 16, 2019, as amended by Amendment No. 1 thereto filed with the Commission on December 23, 2019 and declared effective by the Commission on December 30, 2019 (the “Shelf Registration Statement”) and the Company’s registration statement on Form S-3 (File No. 238463) filed with the Commission on May 18, 2020 pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement” and together with the Shelf Registration Statement, the “Registration Statements”) and the related prospectus contained in the Shelf Registration Statement, as supplemented by the final prospectus supplement, dated May 18, 2020 and filed with the Commission pursuant to Rule 424(b) under the Securities Act (as so supplemented, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statements or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined copies of the Amended and Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, as amended, the Registration Statements, the Prospectus, the Underwriting Agreement, all relevant resolutions adopted by the Company’s Board of Directors and committees thereof, and other records, certificates and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

NEW YORK    WASHINGTON    HOUSTON    PALO ALTO    SAN FRANCISCO    CHICAGO    PARIS    LONDON    FRANKFURT     BRUSSELS    MILAN    ROME

Clovis Oncology, Inc.

May 21, 2020

As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, sold and paid for in accordance with the terms set forth in the Prospectus and the Underwriting Agreement and duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, will be validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP